Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Registration Statement (Form N-14) and related Joint Proxy Statement/Prospectus of Tortoise Energy Infrastructure Corporation related to the merger of Tortoise Energy Capital Corporation and Tortoise North American Energy Corporation with and into Tortoise Energy Infrastructure Corporation and to the incorporation by reference of our report dated January 21, 2014, with respect to the financial statements of Tortoise Energy Infrastructure Corporation, Tortoise Energy Capital Corporation and Tortoise North American Energy Corporation as of and for the year ended November 30, 2013, in the Registration Statement (Form N-14) filed with the Securities and Exchange Commission in this Amendment No. 60 under the Investment Company Act of 1940 (Registration No. 811-21462).

/s/ Ernst & Young LLP
Kansas City, Missouri
February 10, 2014